UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    December 13, 2006

Altair Nanotechnologies Inc.

 (Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into Material Definitive Agreement.

On December 13, 2006, Altair Nanotechnologies Inc. ("Altair") entered into a placement agent agreement (the "Placement Agent Agreement") with Cowen and Company, LLC ("Cowen") as exclusive placement agent relating to a proposed "registered direct" offering of units to certain institutional investors (the "Offering"), each unit consisting of (i) one common share of Altair and (ii) one warrant to purchase 0.25 common shares of Altair at an exercise price of $2.70 per share, for a purchase price of $2.70 per unit. Units will not be issued or certificated. The common shares and warrants are immediately separable and will be issued separately. The warrants will be exercisable beginning December 18, 2006 and through December 18, 2007.

A copy of the Placement Agent Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The closing for the sale of the units is expected to take place on December 18, 2006, subject to the satisfaction of customary closing conditions.  Gross proceeds from the Offering are estimated to be $25 million, and Altair will pay to Cowen $1,550,000 in placement agent fees. Altair will also pay expenses of the Offering of approximately $300,000.  Altair will issue to Cowen a Placement Agent's Warrant to purchase 231,482 common shares, at an exercise price of $3.375 per share. The Placement Agent's Warrant will be exercisable for five years beginning December 18, 2006. A copy of the form of Placement Agent's Warrant is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Following execution of the Placement Agent Agreement, Altair entered into definitive subscription agreements with certain institutional investors relating to the sale of an aggregate of 9,259,259 units, for a purchase price of $2.70 per unit. A copy of the form of subscription agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. A copy of the form of common share purchase warrant to be issued by Altair to the institutional investors is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

The common shares and warrants (and the common shares issuable from time to time upon exercise of the warrants) being offered by Altair in this Offering (other than the Placement Agent's Warrant and common shares issuable thereunder) were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-137099), which was declared effective by the Securities and Exchange Commission on October 3, 2006.

Item 7.01 Regulation FD Disclosure.

On December 13, 2006, Altair issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

1.1	Placement Agent Agreement, dated December 13, 2006, by and between Altair Nanotechnologies Inc. and Cowen and Company, LLC.

4.1	Form of Placement Agent's Warrant.

4.2	Form of Common Share Purchase Warrant.

10.1	Form of Subscription Agreement.

99.1	Press Release dated December 13, 2006, furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: December 13, 2006	By	/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer

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